Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND TO CREDIT AGREEMENT (this “Second Amendment”), dated as of May 24, 2010, by and among FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC., a Delaware corporation (“Holdings”), FAIRCHILD SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, Holdings, the Borrower, the Lenders, the Administrative Agent, Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A., Citicorp USA, Inc. and Citizens Bank of Massachusetts, as Co-Documentation Agents, are parties to a Credit Agreement, dated as of June 26, 2006 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”; terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, unless otherwise defined herein); and

WHEREAS, subject to the terms and conditions of this Second Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein.

NOW, THEREFORE, it is agreed:

ARTICLE 1

Amendments to Credit Agreement

Section 1.1 Cumulative Consolidated Net Income. The definition of “Cumulative Consolidated Net Income” appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following text at the end of said definition:

“(but, for this purpose, Cumulative Consolidated Net Income shall be calculated without giving effect to Holdings’ non-cash impairment charge to goodwill taken in its fiscal quarter ended December 28, 2008)”.

Section 1.2 Permitted Foreign Acquisition/Foreign Investment Basket Amount. The definition of “Permitted Foreign Acquisition/Foreign Investment Basket Amount” appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following text at the end of said definition:

“; provided, further, that, with respect to all periods from and after the Second Amendment Effective Date, the calculation of the utilization of such aggregate amount for purposes of Sections 8.15(a)(v) and 9.05(x) shall be made without giving effect to any utilization of such aggregate amount as a result of any transaction consummated pursuant to either such Section prior to the Second Amendment Effective Date”.

Section 1.3 Section 11.01. Section 11.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the correct alphabetical order:

“Second Amendment” shall mean the Second Amendment to this Agreement, dated as of May 24, 2010, among Holdings, the Borrower, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” shall have the meaning set forth in the Second Amendment.

ARTICLE 2

Miscellaneous

Section 2.1 Conditions to Effectiveness. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which:

(a) Second Amendment. Holdings, the Borrower and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / email: myip@whitecase.com);

(b) No Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement;

(c) Amendment Fee. The Borrower shall have paid to the Administrative Agent for the account of each Lender which has executed and delivered to the Administrative Agent (or its designee) a counterpart hereof by 5:30 P.M. (New York City time) on May 24, 2010 (or, if the Second Amendment Effective Date has not occurred by such time and date, to each Lender which has executed and delivered to the Administrative Agent (or its designee) by the time that the condition set forth in clause (a) above has been satisfied), a non-refundable cash fee (the “Amendment Fee”) in Dollars in an amount equal to 5 basis points (0.05%) on an amount equal to the sum of (i) the aggregate principal amount of all Term Loans of such Lender outstanding on the Second Amendment Effective Date (immediately prior to the occurrence thereof) plus (ii) the Revolving Loan Commitment of such Lender as in effect on the Second Amendment Effective Date (immediately prior to the occurrence thereof). The Amendment Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter. Any Amendment Fee paid hereunder shall be promptly distributed by the Administrative Agent to the relevant Lenders; and

(d) Fees and Expenses. The Borrower shall have paid to the Administrative Agent (and/or its respective affiliates) all fees, costs and expenses to the extent then due (including the reasonable fees and expenses of White & Case LLP to the extent invoiced).

Section 2.2 Representation and Warranties. On the Second Amendment Effective Date, both immediately before and after giving effect to the waivers and amendments contained herein, each of Holdings and the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date and (ii) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

Section 2.3 Continuing Effect; No Other Waivers or Amendments. The Credit Agreement is modified only by the express provisions of this Second Amendment and this Second Amendment shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

Section 2.4 Counterparts. This Second Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 2.5 References to Credit Agreement. From and after the Second Amendment Effective Date, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

Section 2.6 Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and invoiced fees, charges and disbursements of counsel to the Administrative Agent.

Section 2.7 GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC.

By:
Name:
Title: Corporate Controller

FAIRCHILD SEMICONDUCTOR CORPORATION

By:
Name:
Title: Corporate Controller

Signature Page to Fairchild Second Amendment to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent

By:
Name: Paul O’Leary
Title: Director

By:
Name: Omayra Laucella
Title: Vice President